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                                                                     Exhibit 21


              SUBSIDIARIES OF CORE TECHNOLOGIES (PENNSYLVANIA), INC.


         Exclusive of inactive subsidiaries and companies in which Registrant holds a minority interest, Registrant as of March 28, 1996 had the following subsidiaries:


                                                  Place of
       Name                                       Incorporation
       ----                                       -------------
Airo Clean, Inc.                                  Delaware

CenterCore UK Limited                             United Kingdom

Corel Corporate Seating, Inc.                     Delaware

Maris Equipment Company, Inc.                     Delaware